THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.




                                METCARE III, INC.


                                 PROMISSORY NOTE


$400,000.00                                                       July 1, 1997


      FOR VALUE RECEIVED, a METCARE III, INC., a Florida corporation (the "Company"), hereby promises to pay to the order of MARTIN HARRISON (the "Holder") at 1865 NE 163rd Street, North Miami Beach, Florida 33160, the principal sum of Four Hundred Thousand Dollars ($400,000.00) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the outstanding principal balance at the rate of eight percent (8%) per annum from the date hereof until the Company's obligation with respect to the payment of such principal sum, together with interest thereon, shall be discharged as herein provided. The principal sum of this Promissory Note ("Note") is to be paid in eleven (11) principal installments of Thirty-Six Thousand Three Hundred Sixty Three and 64/100 Dollars ($36,363.64) each, which shall be due and payable, along with accrued and unpaid interest the 6th day of each month, commencing on the 6th day of September, 1997 and continuing on the same day of each succeeding month thereafter for ten (10) consecutive months, the remaining principal balance of this Note, along with any accrued and unpaid interest, shall be due and payable on July 6, 1998.

      1.    Loan Charges
            ------------

            Notwithstanding any provision in this Note or in any instrument now or hereafter relating to or securing the within indebtedness, the total liability for payments of interest and payments in the nature of interest, including all charges, fees, or other sums which made anytime be deemed to be interest, shall not exceed the limit imposed by the usury laws of the State of Florida or the federal laws of the United States of America, which ever shall be higher (the "Maximum Rate").

      2.    Prepayment
            ----------

            All payments shall first be applied to all accrued and unpaid interest and then to principal installments due in the inverse order to their due dates. The principal amount of this Note may be prepaid by the Company, in whole or in part, without premium or penalty, at any time.

      3.    Events of Default
            -----------------

            A. This Note, including all principal accrued and unpaid interest, shall become and be due and payable upon written demand made by the Holder hereof if one or more of the following events, herein called "events of default", shall happen and be continuing:

                  (i) Default in the payment of any installment of principal and accrued interest on this Note when and as the same shall become due and payable, whether by acceleration or otherwise, if such default shall continue uncured for a period of five (5) days after any installment thereof becomes payable;

                  (ii) Default in the due observance or performance of any covenant, condition or agreement on the part of the Company or any of its Affiliates to be observed or performed pursuant to the terms hereof, the Merger Agreement or the Security Agreement between the Metropolitan Health Networks, Inc., the Company, the Holder and others, or the employment agreement to which Metropolitan Health Networks, Inc. and the Holder are parties, if such default shall continue (after applicable grace period) uncured for ten (10) days after written notice thereof (other than a monetary default, as to which there shall be granted a five (5) day grace period and no notice shall be required to be given to the defaulting party), specifying such default, shall have been given to the Company by the Holder of the Note;

                  (iii) Application for, or consent to, the appointment of a receiver, trustee or liquidator of the Company, Metropolitan Health Networks, Inc. or of their property;

                  (iv) General assignment by the Company or Metropolitan Health Networks, Inc. for the benefit of creditors;

                  (v) Filing by the Company or Metropolitan Health Networks, Inc. of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors; or

                  (vi) Entering against the Company or Metropolitan Health Networks, Inc. of a court order approving a petition filed against it under federal or state bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within thirty (30) days.

            B. The Company agrees that notice of the occurrence of any event of default will be promptly given to the Holder at his registered address by certified mail.

            C. In case any one or more of the events of default specified above shall happen and be continuing, the Holder may proceed to protect and enforce his rights by suit for specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights of Holder, and in addition, the Company shall be obligated to pay, as part of the indebtedness evidenced by this Note, all costs of collection, including reasonable attorneys' and accountants' fees and costs, including the costs of paralegals, which are incurred in the collection and enforcement of this Note.

      4.    Miscellaneous
            -------------

            A. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date. Any such new Note executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Note so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

            B. This Note shall be construed and enforced in accordance with the laws of the State of Florida.

            C. No recourse shall be had for the payment of the principal or interest of this Note against any incorporator or any past, present or future shareholder, officer, director or agent of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any statute or by the enforcement of any assessment or otherwise, all such liability of the incorporators, shareholders, officers, directors and agents being waived, released and surrendered by the Holder hereof by acceptance of this Note.

            D. During any period in which any event of default continues, the interest rate on the entire indebtedness then outstanding shall be computed at the highest rate permitted by applicable law and shall be computed from the date of the event of default until the date of cure or payment thereof.

            E. Except as otherwise herein provided, the Company hereby waives presentment, demand, protest and notice of dishonor.

            F. No delay on the part of the Holder in exercising any rights under this Note or any agreement securing this Note shall operate as a waiving of any such rights or preclude the exercise of such rights at any time during the continuance of any event of default or upon the occurrence of any subsequent event of default.

      IN WITNESS WHEREOF, METCARE III, INC. has caused this Note to be executed in its name by its President.


                              METCARE III, INC.,   a Florida corporation


                              By:  /s Donald B. Cohen
                                  ---------------------------------
                                      Donald B. Cohen